CONFIRMATION FOR U.S. DOLLAR TREASURY RATE-LOCK TRANSACTION TO BE
                 SUBJECT TO 1992 MASTER AGREEMENT

TO:               Chugach Electric Association, Inc.
                  5601 Minnesota Drive
                  Anchorage, AK 99519-6300

ATTN:             Evan J. Griffith, Jr.
FAX:              (907) 762-4514

FROM:             Lehman Brothers Financial Products Inc.
                  (the "Treasury Rate-Lock Provider")

DATE:             March 17, 1999

Our Reference No. _________________

The purpose of this letter agreement is to confirm the terms and conditions of the treasury rate lock transaction ("Treasury Rate Lock Transaction") entered into between us on the Trade Date specified below.
This letter agreement constitutes a "Confirmation" as referred to in the 1992 Master Agreement specified below.

1. The definitions and provisions contained in the 1991 ISDA Definitions as published by the International Swaps and Derivatives Association, Inc. (the "Definitions") are incorporated into this Confirmation. In the event of any inconsistency between the Definitions and this Confirmation, this Confirmation will govern. Each party represents and warrants to the other that (i) it is duly authorized to enter into this Treasury Rate Lock Transaction and to perform its obligations hereunderand (ii) the person executing this Confirmation is duly authorized to execute and deliver it.

2. This Confirmation supplements, forms part of, and is subject to, the 1992 Master Agreement dated as of March 17, 1999 (including the related Schedule thereto (the "Schedule")) as amended and supplemented from time to
time  (the  "Agreement"),   between  Chugach  Electric   Association,   Inc.
("Counterparty")  and the  undersigned  Treasury  Rate-Lock  Provider.
All provisions contained in the Agreement shall govern this Confirmation except as expressly modified below.

The terms of the Treasury Rate-Lock Transaction to which this Confirmation relates are as follows:


Notional Amount:           10 year U.S. Treasury: $196,000,000
                           30 year U.S. Treasury: $18,700,000

Trade Date:                March 17, 1999

Relavant Time:             If the Transaction terminates on February 13, 2002,
                           the "Relevant Time" will be 1:00 PM New York Time.

Base Treasury
Securities:                As of the  Determination  Date,  the  then  current
                           10 year  and 30 year  U.S.Treasury Bond

Base Treasury
Rates: For each Base Treasury Security: the yield to maturity of such Base Treasury Security on the Determination Date (at the Relevant Time) as shown on the Bloomberg Yield Analysis page (street convention) If this page is no longer available, then the Telerate 500 (offer price) on the Determination Date and at the Relevant Time shall be used.

Dollar Value of
an .01:
("DVBP") As of the Determination Date, the change in the U.S. dollar price of one million dollars of the Base Treasury Securities underlying the Treasury Lock Transaction given a one basis point (.01%) change in their respective yields to maturity, determined separately for each Base Treasury Security. The dollar amount per one million face value will be determined by multiplying the relevant Dollar Value of an .01 field on Bloomberg Financial Market's Government Yield Analysis Page on the Determination Date at the Relevant Time by 10,000. If no Dollar Value of an .01 for the Base Treasury Securities is available on the Bloomberg Financial Market's Government Yield Analysis Page (for either (or both) Base Treasury Securities), the Treasury Rate-Lock Provider shall determine the Dollar Value of an .01 for the affected Base Treasury Security (ies) on the Determination Date and at the Relevant Time on a basis consistent with the manner in which it would determine the Dollar Value of an .01 for a transaction in which it held no financial interest.

Determination
Date: On or before (as determined by Chugach Electric Association, Inc.) February 13, 2002.

Locked-In Treasury
Rates:                     10 year: 5.653%
                           30 year:  5.838%


Early
Termination:               This  agreement  shall be subject  to early
                           termination (other than upon the occurrence of an Early Termination Date under Section 6 of the ISDA
                           Master Agreement) only at the option of Chugach
                           Electric  Association,  Inc., upon at least one New
                           York Banking Day's notice. Any notice of termination sent after 5:00 PM New York Time shall be deemed to have been sent on the next succeeding New York
                           Banking Day.

New York
Banking Day:               Any day other than a Saturday,  a Sunday or a day on
                           which commercial banks in New York City are required or authorized to be closed.

Payment Date:              The first New York Banking Day 30 days after the
                           Determination  Date (or, if an Early  Termination
                           Event occurs, the date provided in Section 6(d)(ii) of the Agreement).

Adjustment
Amount: If the Determination Date is February 13, 2002, the Adjustment Amount will be determined as follows:

                           1)  multiply (a) the DVBP for 10 year Treasury
                               Bonds, times (b) the Notional Amount applicable to 10 year Treasury Bonds (expressed in millions of dollars), times (c) the difference in basis points of yield between the relevant Base Treasury Rate and Locked-In Treasury Rate (expressed as a positive number if the relevant Base Treasury Rate exceeds the relevant Locked-In Treasury Rate and as a negative number otherwise);

                           2)  multiply (a) the DVBP for 30 year Treasury
                               Bonds, times (b) the Notional Amount applicable to 30 year Treasury Bonds (expressed in millions of dollars), times (c) the difference in basis points of yield between the relevant Base Treasury Rate and Locked-In Treasury Rate (expressed as a positive number if the relevant Base Treasury Rate exceeds the relevant Locked-In Treasury Rate and as a negative number otherwise); and

                           3)   add the results of the preceding calculations.

                           If the total is a negative number, the absolute value of that number is the Adjustment Amount, and shall be paid by Chugach to the Counterparty. If the total is a positive number, that number is the Adjustment Amount, and shall be paid by the Counterparty to Chugach. If the total is zero, then no payment shall be made by or to any party.

                           If the Determination Date is any date before February 13, 2002 (for any reason whatsoever), the Adjustment Amount shall be determined in accordance with Part 4(d) of the Schedule.

Payment of Adjustment
Amount: Payment of the Adjustment Amount will be made on the Payment Date.

Assignment:                No assignment  without the prior  written  consent of
                           the other party except as permitted by Section 7 of the ISDA Master Agreement and except as provided in the Schedule under the heading "Credit Assignment
                           Event".

Governing Law:             New York.


Payment Instructions:

         Chugach Electric Association, Inc.:as from time to time provided in writing by Chugach Electric
                                       Association, Inc.

         Treasury Rate-Lock Provider:       as from time to time provided in
                                            writing by the Treasury Rate-
                                            Lock Provider.

Placement Fee:             Each of Chugach Electric Association, Inc. and the
                           Treasury Rate-Lock Provider acknowledges that the Treasury Rate-Lock Provider is paying Feld Winters a fee of $1,386,116.00 in connection with the parties' entry into the Treasury Rate-Lock Transaction

Each of the parties represents to the other as follows:

      Its entry into the Treasury Rate-Lock Transaction has been duly authorized by all necessary corporate action and does not violate any law applicable to it or the terms of any agreement to which it is a party;

      It is not relying on the other party in connection with its decision to enter into the Treasury Rate-Lock Transaction; and the other party is not acting as an advisor to or fiduciary of such party in connection with the Treasury Rate-Lock Transaction, regardless of whether the other party has provided, or provides, it with market information or the other party's views with respect to any aspect of the Treasury Rate-Lock Transaction;

      It understands the risks of the Treasury Rate-Lock Transaction and any legal, regulatory, tax, accounting and economic consequences resulting therefrom;

      It has determined, based upon its own judgment and upon any advice received from such of its own professional advisors as it has deemed necessary to consult in connection with the Treasury Rate-Lock Transaction, that entering into the Treasury Rate-Lock Transaction is appropriate for it in light of its financial capabilities and objectives;
     and

      This Confirmation, when executed and delivered by such party, will constitute a legal, valid and binding obligation of such party, enforceable in accordance with its terms, subject to applicable bankruptcy, reorganization, insolvency, moratorium or similar laws affecting creditors' rights generally and subject, as to enforceability, to equitable principles of general application (regardless of whether enforcement is sought in a proceeding in equity or at law).


Please confirm that the foregoing correctly sets forth the terms and conditions of our agreement by responding within three (3) Business Days by returning via telecopier an executed copy of this Confirmation to the attention of Sean Largotta.

Failure to respond within such period shall not affect the validity or enforceability of this letter agreement, and shall be deemed to be an affirmation of the terms and conditions contained herein, absent manifest error.

Yours Sincerely,


LEHMAN BROTHERS FINANCIAL PRODUCTS INC.

By: /s/Sherri Venokur

Authorized Signatory

Confirmed as of the date first written above:


CHUGACH ELECTRIC ASSOCIATION, INC.


By:/s/ Evan J. Griffith, Jr.
         Evan J. Griffith, Jr.
         Authorized Signatory